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                Consent of Independent Chartered Accountants

   We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 3, 2000 relating to the financial statements of ThinWEB Technologies Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

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
PricewaterhouseCoopers LLP                                       Ottawa, Canada
Chartered Accountants                                              May 30, 2000

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